ARROWROOT ACQUISITION CORP.
4553 GLENCOE AVE., SUITE 200
MARINA DEL REY, CA 90292

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARRW2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V26559-S77709 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARROWROOT ACQUISITION CORP.

The Board of Directors recommends you vote FOR the following Proposals:

Proposal	For	Against	Abstain
1. **The "Business Combination Proposal"** — to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of April 27, 2023 (as may be amended from time to time, the "Merger Agreement"), by and among Arrowroot Acquisition Corp. ("Arrowroot"), ARAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Arrowroot ("Merger Sub"), and iLearningEngines Inc., a Delaware corporation ("iLearningEngines"), pursuant to which Merger Sub will merge with and into iLearningEngines (the "Merger"), with iLearningEngines surviving the Merger as a wholly owned subsidiary of Arrowroot and approve the Merger and the other transactions contemplated by the Merger Agreement (the "Business Combination" and such proposal, the "Business Combination Proposal"). A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as *Annex A* ("Proposal No. 1").	☐	☐	☐
2. **The "Organizational Documents Proposal"** — to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the proposed amended and restated Certificate of Incorporation (the "Proposed Charter"), a copy of which is attached to the accompanying proxy statement/prospectus as *Annex B*, and the proposed Amended and Restated Bylaws, a copy of which is attached to the accompanying proxy statement/prospectus as *Annex C* (the "Proposed Bylaws"), of New iLearningEngines (as defined in the accompanying proxy statement/prospectus) as the post-Business Combination company, which, if approved, would take effect substantially concurrently with the Effective Time (as defined in the accompanying proxy statement/prospectus) ("Proposal No. 2").	☐	☐	☐
3. **The "Advisory Organizational Documents Proposals"** — to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter and the Proposed Bylaws, which are being presented separately in accordance with the U.S. Securities and Exchange Commission ("SEC") guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as four sub-proposals (collectively, "Proposals No. 3"):			
3a. To increase the authorized shares of New iLearningEngines Common Stock (as defined in the accompanying proxy statement/prospectus) to 700,000,000 shares and increase the authorized shares of preferred stock to 10,000,000 shares ("Proposal No. 3A");	☐	☐	☐
3b. To require an affirmative vote of 66 2/3% of the outstanding shares of New iLearningEngines Common Stock to adopt, amend, or repeal the Proposed Bylaws (as defined in the accompanying proxy statement/prospectus) ("Proposal No. 3B");	☐	☐	☐
3c. To require an affirmative vote of 66 2/3% of the outstanding shares of New iLearningEngines Common Stock to alter, amend, or repeal ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII, and ARTICLE IX of the Proposed Charter ("Proposal No. 3C");	☐	☐	☐
3d. To approve and adopt the Proposed Charter that includes the approval of Proposal No. 2, Proposals No. 3 and Proposal No. 4 and provides for certain additional changes, including changing Arrowroot's name from "Arrowroot Acquisition Corp." to "iLearningEngines, Inc.," which the board of directors of Arrowroot (the "Arrowroot Board") believes are necessary to adequately address the needs of Arrowroot immediately following the consummation of the Business Combination ("Proposal No. 3D");	☐	☐	☐
4. **The "Election of Directors Proposal"** — to consider and vote upon a proposal to elect, effective at the Closing (as defined in the accompanying proxy statement/prospectus), five directors to serve staggered terms on the New iLearningEngines Board (as defined in the accompanying proxy statement/prospectus) until the 2024, 2025 and 2026 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified ("Proposal No. 4");	☐	☐	☐
5. **The "Equity Incentive Plan Proposal"** — to consider and vote upon a proposal to approve and adopt the iLearningEngines 2024 Equity Incentive Plan, which is an incentive compensation plan for directors and employees of New iLearningEngines following the Business Combination ("Proposal No. 5");	☐	☐	☐
6. **The "Employee Stock Purchase Plan Proposal"** — to consider and vote upon a proposal to approve and adopt the iLearningEngines 2024 Employee Stock Purchase Plan (the "ESPP"), to assist New iLearningEngines in aligning the long-term financial interests of its employees with the financial interests of its stockholders, as well as attracting, retaining and motivating employees and encouraging them to devote their best efforts to the New iLearningEngines' business and financial success ("Proposal No. 6");	☐	☐	☐
7. **The "Nasdaq Proposal"** — to consider and vote upon a proposal to approve, for purposes of complying with the applicable listing rules of The Nasdaq Stock Market LLC, the issuance of shares of Arrowroot Class A Common Stock (as defined in the accompanying proxy statement/prospectus) to the iLearningEngines stockholders in the Merger pursuant to the Merger Agreement and to the Convertible Note Investors in the Convertible Note Investment (each as defined in the accompanying proxy statement/prospectus) in connection with the Business Combination ("Proposal No. 7"); and	☐	☐	☐
8. **The "Adjournment Proposal"** — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote ("Proposal No. 8").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JANUARY 12, 2024:
The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.

V26560-S77709

ARROWROOT ACQUISITION CORP.
SPECIAL MEETING OF STOCKHOLDERS
JANUARY 12, 2024, 11:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Matthew Safaii and Thomas Olivier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARROWROOT ACQUISITION CORP. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m. Eastern Time, on January 12, 2024, virtually at www.virtualshareholdermeeting.com/ARRW2024SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side